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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the North Coast Energy, Inc. 1999 Employee Stock Option Plan Form S-8 Registration Statement, for the registration of 400,000 common shares of North Coast Energy, Inc., of our report dated February 13, 2003 relating to the consolidated balance sheets of North Coast Energy, Inc. and subsidiaries as of December 31, 2002 and December 31, 2001, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended December 31, 2002, the nine month period ended December 31, 2001 and the year ended March 31, 2001, which report appears in the December 31, 2002 annual report on Form 10-K of North Coast Energy, Inc.


                                                 /s/ Hausser + Taylor LLC

                                                 Hausser + Taylor LLC

Cleveland, Ohio
November 25, 2003